Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of RiceBran Technologies of our report dated April 1, 2019, relating to the consolidated financial statements of RiceBran Technologies, appearing in the Annual Report on Form 10-K of RiceBran Technologies for the year ended December 31, 2018.  We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Houston, TX
June 28, 2019